CUSIP 55262N AD8                                               Exhibit 20.3


FORM OF MONTHLY CERTIFICATEHOLDERS' STATEMENT

MBNA AMERICA BANK, N.A.

-------------------------------------------
MBNA MASTER CREDIT CARD TRUST SERIES 1992-3
-------------------------------------------

           Under Section 5.02 of the Pooling and Servicing Agreement dated as of September 25, 1991 and the Series 1992-3 Supplement dated November 24, 1992 (collectively, the "Pooling and Servicing Agreement") by and between MBNA AMERICA BANK, N.A. ("MBNA") and Bankers Trust Company, as trustee (the "Trustee") MBNA, as Servicer is required to prepare certain information each month regarding current distributions to Series 1992-3 Certificateholders and the performance of the MBNA Master
Credit Card Trust (the "Trust") during the previous month.
The information which is required to be prepared with respect to the Distribution Date of June 16, 1997 and with respect to the performance of the Trust during the month of May, 1997 is set forth below.
Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1992-3 Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.


A.  Information Regarding the Current Monthly
    Distribution (Stated on the Basis of
    $1,000 Original Certificate Principal Amount).


    1. The total amount of the distribution
       to Certificateholders on the Distribution
       Date, per $1,000 original
       certificate principal amount                    $5.366667
                                                        -------------------
    2. The amount of the distribution set
       forth in paragraph 1 above in
       respect of interest on the Certifi-
       cates, per $1,000 original
       certificate principal amount                    $5.366667
                                                        -------------------
    3. The amount of the distribution set
       forth in paragraph 1 above in
       respect of principal of the Cer-
       tificates, per $1,000 original
       certificate principal amount                    $0.000000
                                                        -------------------


B.  Information Regarding the Performance of the Trust.

    1.  Collection of Principal Receivables.
        The aggregate amount of Collections
        on Principal Receivables processed
        during the preceding Monthly Period
        which were allocated in respect
        of the Certificates                            $47,403,076.33
                                                        -------------------
    2.  Deficit Controlled Amortization
        Amount (for the related Monthly Period)        $   0.00
                                                        -------------------
    3.  Principal Receivables in the Trust

        (a)  The aggregate amount of Prin-
             cipal Receivables in the
             Trust as of the end of the last day
             of the preceding Monthly Period
             (which reflects the Principal
             Receivables represented by the
             Seller Interest and by the
             Aggregate Investor Interest)              $6,022,683,048.83
                                                        -------------------
        (b)  The amount of Principal Re-
             ceivables in the Trust represented
             by the Investor Interest of Series
             1992-3 as of the last day of the
             preceding Monthly Period (the
             last day of the month)                    $500,000,000.00
                                                        -------------------
        (c)  The Investor Interest of Series
             1992-3 set forth in paragraph
             3(b) above as a percentage of
             the aggregate amount of Prin-
             cipal Receivables set forth
             in paragraph 3(a) above                    8.30%
                                                        -------------------
4.  Delinquent Balances.

        The aggregate amount of outstand-
        ing balances in the Accounts which
        were delinquent as of the end of
        the last day of the preceding
        Monthly Period:
                                         Percentage         Aggregate
                                          of Total           Account
                                         Receivables         Balance

        (a)  35 - 64 days:                 1.91%           $117,179,748.20
                                           ------           --------------
        (b)  65 - 94 days:                 0.88%           $53,854,893.41
                                           ------           --------------
        (c)  95 - 124 days:                0.64%           $38,975,727.26
                                           ------           --------------
        (d)  125 -  154 days:              0.51%           $31,046,698.38
                                           ------           --------------
        (e)  155 or more days:             0.85%           $53,004,977.32
                                           ------           --------------
                                    Total   4.79%          $294,062,044.57
                                           ------           -------------


    5.  Investor Default Amount.
        The aggregate amount of all de-
        faulted Principal Receivables
        written off as uncollectable dur-
        ing the preceding Monthly Period
        allocable to the Investor
        Interest of Series 1992-3 (the "Aggre-
        gate Investor Default Amount")                 $1,894,584.12
                                                        -------------------
    6.  Investor Charge Offs

        (a)  The excess of the Aggregate Inves-
             tor Default Amount set forth in
             paragraph 5 above, over the
             amount of the withdrawals from
             the Cash Collateral Account made
             to reimburse the Trust for such
             amount written off (an "In-
             vestor Charge Off")                       $   0.00
                                                        -------------------
        (b)  The amount of the Investor
             Charge Offs set forth in para-
             graph 6(a) above, per $1,000
             original certificate princi-
             pal amount (which will have
             the effect of reducing, pro
             rata, the amount of each
             Certificateholder's invest-
             ment)                                     $   0.00
                                                        -------------------
        (c)  The aggregate amount of
             Investor Charge Offs reimbursed
             on the Transfer Date immediately
             preceding such Distribution
             Date                                      $   0.00
                                                        -------------------
        (d)  The amount of the reimbursed
             Investor Charge Offs set forth
             in paragraph 6(c) above, per
             $1,000 original certificate
             principal amount                          $   0.00
                                                        -------------------
    7.  Investor Servicing Fee.

        The amount of the Investor Monthly
        Servicing Fee payable by the Trust
        to the Servicer for the preceding
        Monthly Period                                 $1,041,666.67
                                                        -------------------
    8.  The Portfolio Yield for the preceding
        Monthly Period.                                 13.83%
------------


    9.  Available Cash Collateral Amount.

        The amount available to be withdrawn
        from the Cash Collateral Account as of
        the close of business on June 13, 1997
        (the "Transfer Date"), after giving effect
        to all withdrawals, deposits and payments
        to be made in respect of the preceding
        month                                          $60,000,000.00
                                                        -------------------
    10. The Required Cash Collateral Amount on
        the Transfer Date                              $60,000,000.00
                                                        -------------------
    11. Deficit Controlled Amortization
        Amount.

        With respect to the next succeed-
        ing Monthly Period, the amount,
        if any, by which the Controlled
        Distribution Amount exceeds
        the Monthly Total Percentage
        Allocation, determined as of the
        last day of the preceding month                $   0.00
                                                        -------------------
    12. Collection of Finance Charge Receivables

        The aggregate amount of Collections on
        Finance Charge Receivables and Annual
        Membership Fees processed during the
        preceding Monthly Period which were
        allocated in respect of the Certificates       $7,655,318.60
                                                        -------------------
C.  The Pool Factor.

        The Pool Factor for the preceding Record
        Date (which represents the ratio of the
        amount of the Investor Interest for Series
        1992-3 as of such Record Date (adjusted
        after taking into account any reduction
        in the Investor Interest which will occur
        on the following Distribution Date) to the
        Initial Investor Interest for Series
        1992-3).  The amount of a Certificateholder's
        pro rata share of the Investor Interest for
        Series 1992-3 can be determined by
        multiplying the original denomination
        of the Certificateholder's
        Certificate by the Pool Factor                  1.000000
                                                        ----------



D.  LIBOR

    LIBOR for the Interest Period stated below:

    May 15, 1997 through June 15, 19975.6875%
-----------

                                        MBNA AMERICA BANK, N.A.
                                        Servicer



                                        By:    Marguerite M. Boylan

                                        Name:  Marguerite M. Boylan
                                        Title: Vice President



0